UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            April 27, 2005

World Air Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	20-2121036

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269

(Address of Principal Executive Offices)

(770) 632-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

     Check the appropriate \ box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01.	Entry into a Material Definitive Agreement.

     On May 1, 2005, North American Airlines, Inc., a Delaware corporation (“North American”) and a wholly-owned subsidiary of World Air Holdings, Inc., a Delaware corporation (the “Registrant”), entered into an Amended and Restated Employment Agreement (the “Amended and Restated Employment Agreement”) with Steven E. Harfst (“Employee”), amending and restating that certain Employment Agreement, dated as of June 1, 2004 (the “Employment Agreement”), by and between North American and the Employee. The execution of the Amended and Restated Employment Agreement was contingent upon consummation of the acquisition (the “Acquisition”) of North American by the Registrant in an all-cash stock purchase transaction. The Acquisition was consummated on April 27, 2005.

     Pursuant to the terms of the Amended and Restated Employment Agreement, the Employee will continue to serve as Chief Operating Officer of North American until December 31, 2009. The Employee’s base salary is set at $200,000 per year (the “Base Salary”) and the Employee became eligible to participate in the Registrant’s incentive compensation program. In addition, the Employee will receive a transitional award of $80,000 per year, and will be eligible to participate in the Registrant’s incentive compensation program and the Registrant’s Amended and Restated 1995 Stock Incentive Plan (the “Stock Incentive Plan”).

     The Amended and Restated Employment Agreement may be immediately terminated upon the occurrence of any of the following events:

          (a)      North American and Employee reach a mutual agreement in writing as to termination;

          (b)      the death of Employee;

          (c)      the Employee’s disability which continues for a period of 90 consecutive days; or

          (d)      termination of Employee by North American for cause (as that term is defined in the Amended and Restate Employment Agreement).

     If the Employee is terminated for cause, the Employee will not be entitled to any compensation or other benefits of employment from and after the effective date of the termination.

     If the Employee is terminated for reasons other than cause, disability, or death, the Employee will be paid 18 months of the Base Salary and retention incentive, including deferred salary and/or bonus compensation, if any, payable under the Amended and Restated Agreement, and all granted but unvested stock options, restricted stock, or restricted stock units will become immediately exercisable.

     The above description of the Amended and Restated Employment Agreement is a summary of the material terms of the Amended and Restated Employment Agreement and does not purport to be complete. The description is qualified in its entirety by reference to the full texts of the Amended and Restated Employment Agreement, which are attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document
99.1	Amended and Restated Employment Agreement, dated as of May 1, 2005, by and between World Air Holdings, Inc. and Steven E. Harfst.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Air Holdings, Inc. (Registrant)
Date: May 3, 2005	By:	/s/ Gilberto M. Duarte, Jr.
Gilberto M. Duarte, Jr.
Chief Financial Officer